UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 4, 2007
INN OF THE MOUNTAIN GODS RESORT AND CASINO
(Exact Name of Registrant as Specified in Charter)

Not Applicable (State or Other Jurisdiction of Incorporation)	333-113140 (Commission File Number)	75-3158926 (IRS Employer Identification No.)

287 Carrizo Canyon Road Mescalero, New Mexico (Address of Principal Executive Offices)	88340 (Zip Code)
Registrant’s telephone number, including area code: (505) 464-7777
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Caution Concerning Forward-Looking Statements
SIGNATURES

Item 8.01. Other Events.
     Inn of the Mountain Gods Resort and Casino (the “Company”) has engaged an investment banking firm for the purposes of evaluating its capital structure and arranging any potential refinancing of its existing senior notes. The Company has engaged this firm on an exclusive basis for a period of 18 months. No commitment letters have been signed with any lender or purchaser and there are no assurances that the Company will enter into any new financing arrangement, the proceeds of which may be used to repay its existing senior notes.
     The information in this Item 8.01, is furnished pursuant to Item 8.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 8.01 of this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.
Caution Concerning Forward-Looking Statements
     This report may contain forward-looking statements. All forward-looking statements involve risks and uncertainties, and several factors could cause actual results to differ materially from those in the forward-looking statements. The Company therefore cannot guarantee future results, performance or achievements. The following factors among others, could cause actual results to differ from those indicated in the forward-looking statements: the uncertainty of whether the Company will enter into any new financing arrangement; the use of the proceeds, if the Company enters into a new financing arrangement; changes in interest rates; general economic conditions; legislative and regulatory initiatives; monetary and fiscal policies of the federal government; the costs of funds, and other factors, including various “risk factors” as set forth in the Company’s most recent Annual Report on Form 10-K and in other reports the Company files from time to time with the Securities and Exchange Commission (the “SEC”). These reports are available publicly on the SEC website, www.sec.gov.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INN OF THE MOUNTAIN GODS RESORT AND CASINO
Dated: May 4, 2007	By:	/s/ Brian D. Parrish
Brian D. Parrish
Chief Operating Officer